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                                AMENDED AND RESTATED

                                  PROMISSORY NOTE

$4,961,556                                            Dated as of April 14, 1998

     This Amended and Restated Promissory Note (the "Note"), dated April 14, 1998, is entered into by and between Santa Fe Hotel Inc., a Nevada corporation ("SFHI"), and Santa Fe Gaming Corporation, a Nevada corporation ("SFGC"), concurrent and in connection with the simultaneous sale of the Note from SFGC to PDS Financial Corporation - Nevada, a Nevada corporation ("PDS") (the "Sale"). SFGC or its permitted assigns, including PDS, are referred to herein as the "Holder."

                                      RECITALS

     WHEREAS, that certain Promissory Note (the "Original Note") dated as of June 14, 1995, was issued by SFHI in favor of Sahara Nevada Corp. ("SNC"), a Nevada corporation and a wholly-owned subsidiary of SFGC, in the principal amount of Eight Million Dollars ($8,000,000), and the principal amount of the Original Note was reduced by payments such that the principal amount outstanding as of the date hereof under the Original Note is Four Million Nine Hundred Sixty One Thousand Five Hundred Fifty Six Dollars ($4,961,556);

     WHEREAS, SFHI and SNC modified the terms of the Original Note on May 13, 1996 to extend the maturity date of the Original Note to December 31, 1997, defer the payment of interest and permit partial repayments of principal;

     WHEREAS, SFHI and SNC modified the terms of the Original Note on December 16, 1997 to extend the maturity date of the Original Note to May 31, 1998 and to defer the payment of interest;

     WHEREAS, SNC transferred the Original Note to SFGC on April 8, 1998;

     WHEREAS, in connection with the sale of the Original Note by SFGC to PDS pursuant to the Purchase Agreement, SFGC and SFHI desire to modify the terms of the Original Note and in connection therewith to amend and restate the Original
Note in its entirety as provided herein and SFHI desires to grant a security interest in certain of its assets to secure obligations arising under this Note;

     WHEREAS, the restatement and amendment of the Original Note and grant of the security interest are contingent upon the consummation of the Sale.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, SFHI and the Holder agree as follows:

     1. This Note is issued by SFHI in favor of the Holder in the principal amount of Four Million Nine Hundred Sixty One Thousand Five Hundred Fifty Six Dollars ($4,961,556).


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     2.   SFHI, for value received, hereby promises to pay to the order of the
Holder, at the address specified in writing by the Holder to SFHI, the principal sum of Four Million Nine Hundred Sixty One Thousand Five Hundred Fifty Six Dollars ($4,961,556) or such other principal sum as shall be outstanding hereunder, on April 14, 2001 (the "Maturity Date") in accordance with the provisions hereof, and to pay interest thereon from the date first above written on the unpaid principal amount of this Note from time to time outstanding, monthly, in arrears, on the first day of each month commencing June 30, 1998, at the rate of eleven percent (11%) per annum (the "Contract Rate"), until principal of this Note is paid in full (such date for any particular month being hereinafter referred to as a "Due Date").

     3. Payments of interest shall be made on each Due Date in the amount of Forty Five Thousand Six Hundred Thirty Five Dollars ($45,635). The entire outstanding principal balance, together with all accrued and unpaid interest, shall be due and payable on Maturity Date or on the Sale Date (as hereinafter defined).

     4. Payments of principal of, and premium, if any, and interest on this Note shall be made at the address of the Holder specified in writing.
Principal, premium, if any, and interest shall be paid in lawful money of the United States of America that at the time of payment is legal tender for payment of public and private debts and in immediately available funds. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

     5. This Note is secured by certain Collateral (as such term is defined in that certain Security Agreement of even date herewith between SFHI and PDS, as Collateral Agent (the "Security Agreement")).

     6. (a) In the event SFHI enters into any transaction, merger, consolidation, liquidation, windup or dissolution, or conveys, sells, leases, transfers or otherwise disposes of in one transaction or a series of transactions all or substantially all of its property or assets, this Note shall become immediately due and payable on the date (the "Sale Date") such event occurs. Notwithstanding the foregoing, (i) SFHI may merge or consolidate with, or dispose of all or substantially all of its assets to, an entity at least a majority of the voting interests of which are owned directly or indirectly by the Lowden Family (as such term is defined herein), in either case without this Note becoming due and payable, if the entity with which SFHI merges or consolidates or to which all or substantially all of such assets are transferred assumes this Note and (ii) SFHI may assign its rights and obligations hereunder to an entity at least a majority of the voting interests of which are owned directly or indirectly by the Lowden Family in connection with the sale of all or substantially all of the Collateral to such entity if such entity assumes this Note. For purposes of this Note, "Lowden Family" shall mean Mr. Paul Lowden and Mrs. Suzanne Lowden and the executors, administrators or legal representatives of their estates, heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co-settlor, any trustee of the estate of any of the foregoing that is bankrupt or insolvent, any guardian or conservator of any of the foregoing that is adjudged disabled or incompetent, and any corporation, partnership or other entity which is an affiliate of any of the foregoing. Lowden Family shall also mean any lineal descendants of the grandparents of such persons, but only to the extent that the beneficial ownership of the voting interests held by such lineal descendants was directly received (by gift, trust or sale) from any such person.


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     (b)  SFHI shall prepay from time to time in part the amounts due on this
Note in an amount equal to the net proceeds received by SFHI from any disposition in the ordinary course of business of the Collateral (as such term is defined in the Security Agreement). Notwithstanding the foregoing, SFHI shall not be required to prepay any amounts due on this Note as a result of a sale by SFHI of all or substantially all of the Collateral to an entity at least a majority of the voting interests of which are owned directly or indirectly by the Lowden Family if such entity assumes this Note and SFHI's obligations under the Security Agreement.

     (c) SFHI may prepay the amount due on this Note in whole or in part at any time and from time to time (i) at 101% of the principal amount so prepaid plus interest thereon to the prepayment date if such prepayment occurs at any time from the date hereof through December 15, 1999, or (ii) at 100% of the principal amount so prepaid plus interest thereon to the prepayment date if such prepayment occurs thereafter, in either case upon thirty (30) days' prior written notice.

     7. SFHI shall pay interest on overdue principal and on overdue installments of interest on this Note at the Contract Rate plus five percent (5.0%) (the "Default Rate"), to the extent lawful.

     8. The occurrence of any one or more of the following shall constitute an event of default (collectively, "Events of Default" and individually each an "Event of Default") hereunder: (a) any failure to pay the principal outstanding under this Note on the Maturity Date (or any earlier maturity date, whether by acceleration, redemption or otherwise), which failure continues for a period of five days, and (b) any failure to pay any installment of interest under this Note on the Due Date therefor, which failure continues to exist for a period of 15 days. If any such event shall occur, Holder or its permitted assigns or their permitted assigns may declare the entire unpaid principal balance hereof and all accrued interest thereon and all other amounts due hereunder to be immediately due and payable and thereby accelerate the maturity hereof, and Holder or its permitted assigns or their permitted assigns may proceed to exercise any rights and remedies that they may have under this Note.

     9. SFHI hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay all costs of collection when incurred (including, without limitation, reasonable attorneys' fees and disbursements), and including all reasonable costs and expenses incurred in connection with the pursuit by Holder (or its permitted assignee) or in connection with any of Holder's (or its permitted assignee's) collection efforts, whether or not suit on this Note is filed and all such costs and expenses shall be payable on demand.

     10. SFHI covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive SFHI from paying all or any portion of the principal of, or interest on, this Note, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Note; and SFHI (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution


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of any power herein or therein granted to the Holder or its assigns but will suffer and permit the execution of every such power as though no such law had been enacted.

     11. The Holder may not assign, sell or transfer this Note or any interest herein without the prior written consent of SFHI, which consent shall not be unreasonably withheld. If such consent is not given or denied by SFHI within five (5) business days after SFHI's receipt of the Holder's written request for such consent, which request shall specify the person to which the Note or an interest herein is proposed to be assigned, sold, or transferred and the structure of the proposed assignment, sale or transfer, SFHI shall be deemed to have consented to such proposed assignment, sale or transfer.

     12. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

     13. This Note may not be changed or terminated orally, but only by an agreement in writing signed by any party against whom enforcement of such change or termination is sought.

     IN WITNESS WHEREOF, Santa Fe Hotel Inc. has caused this Note to be duly executed as of the date and year first above written.

                                             SANTA FE HOTEL INC.

                                             By:    /s/  Thomas K. Land
                                                  ------------------------------
                                             Name:  Thomas K. Land
                                             Title: Chief Financial Officer


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